AMENDMENT TO TRANSFER AGENCY SERVICES AGREEMENT THIS AMENDMENT TO THE TRANSFER AGENCY SERVICES AGREEMENT (this Amendment January 23, 2026 Effective Date by and between BROWN BROTHERS HARRIMAN & CO., ( BBH Transfer Agent GLOBAL X MANAGEMENT COMPANY LLC ( GXMC All capitalized terms used but not defined herein shall have the meanings set forth in the Agreement. WHEREAS, pursuant to a Transfer Agency Services Agreement between GXMC and BBH, dated November 7, 2008 Agreement , BBH has been appointed as transfer agent for the Trust in accordance with the terms and conditions set forth in the Agreement; WHEREAS, GXMC serves as investment advisor and administrator to the Trust, and in such capacity has been authorized to engage third parties to provide certain services to the Trust and its series Fund Funds and WHEREAS, in accordance with Section 16 of the Agreement, BBH and GXMC desire to amend the Agreement as set forth herein; NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties, each of BBH and GXMC hereby agree as follows: 1. Pursuant to Section 16 of the Agreement, Appendix A to the Agreement is hereby deleted in its entirety and replaced with the attached Appendix A. 2. As amended hereby, all terms and provisions of the Agreement are hereby ratified and affirmed as of the date hereof and are hereby extended to give effect to the terms hereof. 3. This Amendment together with the Agreement constitutes the entire agreement of the parties with respect to its subject matter and supersedes all oral communications and prior writings with respect thereto. Except as expressly modified hereby, the Agreement shall continue in full force and effect in accordance with its terms and conditions. 4. This Amendment may be executed in any number of counterparts each of which shall be deemed to be an original, but all of which together shall constitute one and the same Amendment. 5. This Amendment shall be construed in accordance the governing law and exclusive jurisdiction provisions of the Agreement. OGC

IN WITNESS WHEREOF, each of the undersigned parties has executed this Amendment to the Agreement effective as of the date first above written. BROWN BROTHERS HARRIMAN & CO. GLOBAL X MANAGEMENT COMPANY LLC By: __________________________________ Name: Title: Date: By: __________________________________ Name: Title: Date: OGC Kate Ahalt Managing Director 23 January 2026

Docusign Envelope ID: 5C835956-94AF-4C82-8119-7A92076707DB

APPENDIX A
TO
THE TRANSFER AGENCY SERVICES AGREEMENT
BETWEEN
GLOBAL X MANAGEMENT COMPANY, LLC
and
BROWN BROTHERS HARRIMAN & CO.

Dated as of January 23, 2026

The following is a list of Funds/Portfolios for which BBH shall serve under a Transfer Agency Services Agreement dated as of 11/07/2008 "the Agreement":

Global X Adaptive U.S. Factor ETF
Global X Adaptive U.S. Risk Management ETF
Global X Alternative Income ETF
Global X Bitcoin Trend Strategy ETF
Global X Cloud Computing ETF
Global X Conscious Companies ETF
Global X Dow 30 Covered Call ETF
Global X Guru® Index ETF
Global X Millennial Consumer ETF
Global X MLP & Energy Infrastructure ETF
Global X MLP & Energy Infrastructure Covered Call ETF
Global X MLP ETF
Global X NASDAQ 100 Collar 95 110 ETF
Global X Nasdaq 100 Covered Call ETF
Global X Russell 2000 ETF
Global X Russell 2000 Covered Call ETF
Global X S&P 500 Collar 95 110 ETF
Global X S&P 500 Covered Call ETF
Global X S&P 500® Quality Dividend ETF
Global X S&P 500® Catholic Values ETF
Global X SuperIncome™ Preferred ETF
Global X HealthTech ETF
Global X U.S. Infrastructure Development ETF
Global X U.S. Preferred ETF
Global X Variable Rate Preferred ETF
Global X U.S. Electrification ETF
Global X S&P 500 U.S. Revenue Leaders ETF
Global X S&P 500 U.S. Market Leaders Top 50 ETF
Global X PureCap℠ MSCI Consumer Discretionary ETF
Global X PureCap℠ MSCI Communication Services ETF

Global X PureCapSM MSCI Information Technology ETF Global X PureCapSM MSCI Consumer Staples ETF Global X PureCapSM MSCI Energy ETF Global X S&P 500® Christian Values ETF Global X U.S. Natural Gas ETF Global X Global X NYSE® 100 ETF OGC